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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K

                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (Date of Earliest Event Reported):          June 1, 1999


                            CASTLE ENERGY CORPORATION
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               (Exact Name of Registrant as Specified in Charter)


                                    DELAWARE
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         (State or Other Jurisdiction of Incorporation or Organization)


        0-10990                                        76-0035225
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(Commission File Number)                   (I.R.S. Employer Identification No.)


  One Radnor Corporate Center, Suite 250, 100 Matsonford Road, Radnor, PA 19087
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(Address of Principal Executive Offices)                             (Zip Code)

                                 (610) 995-9400
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              (Registrant's telephone number, including area code)


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          (Former Name or Former Address, if Changed Since Last Report)




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             Castle Energy Corporation ("Company") submits the following information:

ITEM 2.  Acquisition or Disposition of Assets

             On June 1, 1999, the Company consummated the purchase of the oil and gas properties of AmBrit Energy Corp. ("AmBrit"). The oil and gas properties include interests in approximately 230 oil and gas wells in Alabama, Louisiana, Mississippi, Montana, New Mexico, Oklahoma, Texas and Wyoming, as well as undrilled acreage in several of these states. The effective date of the sale for purposes of determining the purchase price was January 1, 1999. The Company expects the adjusted purchase to approximate $20,886,000 after transactions from January 1, 1999 to May 31, 1999 have been accounted for. A final accounting is expected not later than September 1, 1999. The Company used corporate cash to fund the acquisition. Although the Company expects the purchase price to decrease significantly through interim adjustments and the receipt of net revenues earned prior to May 31, 1999 there can be no assurances that such will be the case.

ITEM 7.  Financial Statements and Exhibits

         Historical financial statements and proforma financial information are not included in this report. The Company anticipates that this information will be filed by July 10, 1999.



















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                                    SIGNATURE

             Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                              CASTLE ENERGY CORPORATION


Date:        June 11, 1999                    By: /s/ RICHARD E. STAEDTLER
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                                                  Richard E. Staedtler
                                                  Chief Financial Officer
































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